                                                                  EXHIBIT 23.7

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-4) of World Access, Inc. of our report dated December 10, 1999, with respect to the financial statements of Communications Telesystems International d.b.a. WORLDxCHANGE Communications included in the Registration Statement (Form S-4 No. 333-44864) and related Prospectus of World Access, Inc. for the registration of shares of its common stock expected to be filed on or about December 18, 2000.

                                        /s/ ERNST & YOUNG LLP

San Diego, California
December 13, 2000